Exhibit 2.3

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 (this “Amendment”), dated as of October 10, 2017, to the Agreement and Plan of Merger dated as of September 6, 2017 (as amended or supplemented from time to time, including by that certain Amendment No. 1 dated as of October 3, 2017, the “Merger Agreement”), is by and among LiveXLive Media, Inc., a Delaware corporation (“Buyer”), LXL Video Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), Snap Interactive, Inc., a Delaware corporation (the “Company”), and Jason Katz in his capacity as the stockholders’ agent (the “Stockholders’ Agent”). Buyer, Merger Sub, the Company and the Stockholders’ Agent are each sometimes referred to collectively as the “Parties.”

WHEREAS, the Parties desire to amend certain provisions of the Merger Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Merger Agreement and this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

1.        Definitions. Terms used and not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

2.        Amendments.

(a)       The following definitions are hereby added to Section 1.1 of the Merger Agreement:

“Company Stockholders’ Meeting” means the meeting of the holders of Company Common Shares for the purpose of seeking Stockholders’ Approval, including any postponement or adjournment thereof.

“Proxy Statement” means the proxy statement in preliminary and definitive form relating to the Company Stockholders’ Meeting for Stockholders’ Approval to be filed with the SEC by the Company as provided herein, as it may be amended or supplemented from time to time.

“Stockholders’ Approval” means the Company Stockholders’ adoption of this Agreement and any other matter that must be approved by the Company Stockholders in order for the transactions contemplated by this Agreement to be consummated by the affirmative vote of the holders of a majority of the outstanding Company Common Shares entitled to vote upon such matters at the Company Stockholders’ Meeting in accordance with the DGCL and the Company Organizational Documents.

“Voting Agreement” means those agreements in a form mutually acceptable to Buyer and the Company pursuant to which certain stockholders of the Company agree, among other things, to vote the Company Common Shares held by them in favor of the adoption of this Agreement and the Merger.”

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(b)       The definitions of “Information Statement” and “Written Consent” are hereby deleted in their entirety from Section 1.1 of the Merger Agreement.

(c)       The definition of “Transaction Expenses” contained in Section 1.1 of the Merger Agreement is hereby amended so that the reference to “Information Statement” contained therein shall be a reference to “Proxy Statement”.

(d)       The third WHEREAS clause in the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, as an inducement and condition to the willingness of Buyer and Merger Sub to enter into this Agreement, the Company shall cause to be delivered to Buyer and Merger Sub the Voting Agreements (as defined herein) executed by certain stockholders of the Company.”

(e)       Section 3.3 of the Merger Agreement is hereby amended: (x) to add the following at the end of the first sentence thereof: “, subject to the receipt of Stockholders’ Approval.” and (y) to amend and restate the third sentence thereof in its entirety to read as follows: “Upon receipt of Stockholders’ Approval, the Company will have obtained the necessary consent and approval of this Agreement from the Company Stockholders as required by the Company Organizational Documents and applicable Laws, and no additional Consent will be required from any Company Stockholder.”

(f)       The first sentence of Section 3.4 of the Merger Agreement is hereby amended to add the following clause immediately prior to item (a) thereof:

“(subject to the receipt of Stockholders’ Approval)”

(g)       Clause (A) of item (i) of the first sentence of Section 3.5 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(A) the Proxy Statement and a registration statement on Form S-4 pursuant to which the issuance of the Buyer Common Shares to the Company Stockholders will be registered pursuant to the Securities Act and in which the Proxy Statement will be included (together with any amendments or supplements thereto, the “Form S-4”), and declaration of effectiveness of the Form S-4,”

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(h)       Section 3.8 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“3.8 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company or its Subsidiaries in writing for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement will (a) in the case of the Form S-4, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company Stockholders, and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4, at the time it becomes effective under the Securities Act, and the Proxy Statement, at the time it is first mailed to the Company Stockholders, will (with respect to the Company, its officers and directors and the Company’s Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement that were not supplied by or on behalf of the Company, its Subsidiaries or any of their respective Representatives.”

(i)       Section 4.10 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“4.10 Information Supplied. None of the information supplied or to be supplied by or on behalf of Buyer and its Subsidiaries in writing for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement will (a) in the case of the Form S-4, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company Stockholders, and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4, at the time it becomes effective under the Securities Act, and the Proxy Statement, at the time it is first mailed to the Company Stockholders, will (with respect to Buyer, its officers and directors and Buyer’s Subsidiaries) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 or the Proxy Statement that were not supplied by or on behalf of Buyer, its Subsidiaries or any of their respective Representatives.”

(j)       Section 5.5(d)(iv) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) fail to include the Company Recommendation in the Proxy Statement;”

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(k)       Section 5.7(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) As promptly as reasonably practicable following the Agreement Date, the Company shall, with reasonable assistance of Buyer, prepare the Proxy Statement for inclusion in the Form S-4. The Company shall use its Commercially Reasonable Efforts to as promptly as reasonably practicable (and after consultation with, and the assistance of, Buyer) respond to any comments made by the SEC with respect to the Proxy Statement. The Company will provide Buyer with a reasonable opportunity to review and comment on any responses to comments from the SEC on the Proxy Statement or any amendments or supplements to the Proxy Statement prior to the filing of such responses, amendments or supplements. The Company shall cause the Proxy Statement (substantially in the form last filed and/or cleared) to be promptly filed with the SEC in definitive form and then to be mailed to the Company Stockholders as promptly as practicable, and in any event within five (5) Business Days, after the declaration by the SEC of the effectiveness of the Form S-4 (or such later date as the parties hereto shall agree).”

(l)       Section 5.7(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Except in each case to the extent that the Company Board shall have made a Change of Recommendation as permitted by Section 5.5, the Company shall, through the Company Board, recommend to its stockholders that they give the Stockholders’ Approval, include such recommendation in the Proxy Statement and solicit and use Commercially Reasonable Efforts to obtain the Stockholders’ Approval. In the event that Stockholders’ Approval is not obtained on the date on which the Company Stockholders’ Meeting is initially convened, the Company Board shall have the right to adjourn such Company Stockholders’ Meeting on one or more occasions solely for the purpose of soliciting proxies from Company Stockholders in order to obtain Stockholders’ Approval. Notwithstanding anything contained herein to the contrary, the Company shall not be required to hold the Company Stockholders’ Meeting if this Agreement is terminated before the Company Stockholders’ Meeting is held.”

(m)       Sections 5.7(c), 5.7(d) and 5.7(e) of the Merger Agreement are hereby amended so that the references to “Information Statement” contained therein shall be references to “Proxy Statement”.

(n)       Section 6.3 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“6.3 Stockholders’ Approval. Stockholders’ Approval shall have been obtained.”

(o)       Section 6.6 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“6.6 [Intentionally omitted].”

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(p)       Section 7.3 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“7.3. Stockholders’ Approval. Stockholders’ Approval shall have been obtained.”

(q)       Section 7.6 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“7.6 [Intentionally omitted].”

(r)       Section 8.2(a) of the Merger Agreement is hereby amended so that the reference to “Information Statement” contained therein shall be a reference to “Proxy Statement”.

(s)       Section 9.1 of the Merger Agreement is hereby amended to add the following as a new second sentence of such section:

“In furtherance of the foregoing obligations, the Company hereby agrees that it shall use its Commercially Reasonable Efforts to cause the holders of not less than 70% of the outstanding Company Common Shares to execute and deliver to Buyer Voting Agreements on or prior to October 13, 2017.”

3.        Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Merger Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

4.        Counterparts. This Amendment may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

5.        Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

6.        Other Miscellaneous Terms. The provisions of Article IX (Miscellaneous) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be duly executed as of the date first written above.

BUYER:

LIVEXLIVE MEDIA, INC.

By:	/s/ Jerome N. Gold
Name:	Jerome N. Gold
Title:	Executive Vice President and CFO

MERGER SUB:

LXL VIDEO ACQUISITION CORP.

By:	/s/ Jerome N. Gold
Name:	Jerome N. Gold
Title:	CFO and Secretary

COMPANY:

SNAP INTERACTIVE, INC.

By:	/s/ Jason Katz
Name:	Jason Katz
Title:	President

STOCKHOLDERS’ AGENT:

/s/ Jason Katz
JASON KATZ

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